Exhibit 4

NUMBER	BROOKLINE BANCORP, INC.	SHARES
BB

BROOKLINE, MASSACHUSETTS
CHARTERED UNDER THE LAWS OF THE UNITED STATES OF AMERICA

CUSIP 113739 10 6
SEE REVERSE FOR CERTAIN DEFINITIONS AND APPLICABLE RESTRICTIONS.

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $.01 PAR VALUE,
OF BROOKLINE BANCORP, INC.

(the “Corporation”), a corporation chartered under the laws of the United States of America.

             The shares evidenced by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, in person or by his duly authorized attorney or legal representative, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Corporation’s transfer agent and registrar. This security is not a deposit or savings account and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other Federal or state governmental agency.

             IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be affixed hereto.

Dated:
/s/ George C. Caner Jr.	BROOKLINE BANCORP, INC.	/s/ Richard P. Chapman Jr.
SECRETARY	Corporate	PRESIDENT AND CHIEF EXECUTIVE OFFICER
SEAL
1997

Countersigned and Registered:
AMERICAN STOCK TRANSFER & TRUST COMPANY
Transfer Agent and Registrar
By:
Authorized Officer

BROOKLINE BANCORP, INC.

             This certificate and the shares of common stock represented hereby are issued and shall be held subject to the laws of the United States and the Charter and Bylaws of the Corporation, to all of which the holder by acceptance hereof assents. The Corporation will furnish to any shareholder, upon written request and without charge, a copy of the Charter and Bylaws of the Corporation.

             The Board of Directors of the Corporation is authorized by resolution or resolutions, form time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Corporation will furnish to any shareholder, upon written request and without charge, a full description of each class of stock and any series thereof.

             The shares represented by this certificate may not be cumulatively voted in the election of directors of the Corporation.

             The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT–	____________ Custodian ____________
TEN ENT	–	as tenants by the entireties		(Cust)	(Minor)
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act
_________________________________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ______________________________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIALSECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address, including postal zip code, of assignee)

Shares

of the Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint ___________________

___________________________________________________________________________________________________________
Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated, ______________________

In the presence of	Signature:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHUOLD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.